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As filed with the Securities and Exchange Commission on March 29, 2012

Registration No. 333-179524

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ALEXANDER & BALDWIN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Hawaii (State or other jurisdiction of incorporation or organization)	4400 (Primary Standard Industrial Classification Code Number)	45-4476521 (I.R.S. Employer Identification Number)

822 Bishop Street
Post Office Box 3440, Honolulu, Hawaii 96801
808-525-6611
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Alyson J. Nakamura
Secretary and Assistant General Counsel
Alexander & Baldwin Holdings, Inc.
822 Bishop Street
Honolulu, Hawaii 96813
(808) 525-6611
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of Correspondence to:

Marc S. Gerber
Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Avenue, N.W.
Washington, D.C. 20005
Telephone: (202) 371-7000
Facsimile: (202) 661-8200

          Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

    Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

    Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)    ☐

          The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment No. 2 to this Registration Statement (File No. 333-179524) is being filed solely for the purpose of filing Exhibits 5.1 and 8.1 to this Registration Statement, and no other changes or additions are being made hereby to this Registration Statement. Accordingly, the proxy statement/prospectus that forms a part of this Registration Statement and Items 20 and 22 of Part II of this Registration Statement have been omitted from this filing.

PART II

Item 21.    Exhibits

        The following exhibits are filed herewith or incorporated by reference.

Exhibit Number		Document
2.1	**	Agreement and Plan of Merger, dated as of February 13, 2012, by and among Alexander & Baldwin, Inc., Alexander & Baldwin Holdings, Inc. and A&B Merger Corporation (included as Annex I to the proxy statement/prospectus that is part of this Registration Statement)
3.1	**	Form of Amended and Restated Articles of Incorporation of Alexander & Baldwin Holdings, Inc. (included as Annex II to the proxy statement/prospectus that is part of this Registration Statement)
3.2	**	Form of Amended and Restated Bylaws of Alexander & Baldwin Holdings, Inc. (included as Annex III to the proxy statement/prospectus that is part of this Registration Statement)
5.1	*	Form of Opinion of Cades Schutte LLP as to legality of the securities being issued
8.1	*	Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain U.S. federal income tax matters
23.1	**	Consent of Deloitte & Touche LLP
23.2	*	Consent of Cades Schutte LLP (included in Exhibit 5.1)
23.3	*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)
99.1	***	Form of Proxy Card

*
Filed herewith.

**
Previously filed.

***
To be filed by amendment.

II-1

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Honolulu, State of Hawaii, on March 29, 2012.

ALEXANDER & BALDWIN HOLDINGS, INC.
By:	/s/ STANLEY M. KURIYAMA Stanley M. Kuriyama President and CEO

        Pursuant to the requirements of the Securities Act, this Amendment No. 2 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STANLEY M. KURIYAMA Stanley M. Kuriyama	President, Director and CEO	March 29, 2012
/s/ JOEL M. WINE Joel M. Wine	Senior Vice President, CFO and Treasurer	March 29, 2012
/s/ PAUL K. ITO Paul K. Ito	Vice President, Controller and Assistant Treasurer	March 29, 2012

II-2

 Index to Exhibits

Exhibit Number		Document
2.1	**	Agreement and Plan of Merger, dated as of February 13, 2012, by and among Alexander & Baldwin, Inc., Alexander & Baldwin Holdings, Inc. and A&B Merger Corporation (included as Annex I to the proxy statement/prospectus that is part of this Registration Statement)
3.1	**	Form of Amended and Restated Articles of Incorporation of Alexander & Baldwin Holdings, Inc. (included as Annex II to the proxy statement/prospectus that is part of this Registration Statement)
3.2	**	Form of Amended and Restated Bylaws of Alexander & Baldwin Holdings, Inc. (included as Annex III to the proxy statement/prospectus that is part of this Registration Statement)
5.1	*	Form of Opinion of Cades Schutte LLP as to legality of the securities being issued
8.1	*	Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain U.S. federal income tax matters
23.1	**	Consent of Deloitte & Touche LLP
23.2	*	Consent of Cades Schutte LLP (included in Exhibit 5.1)
23.3	*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)
99.1	***	Form of Proxy Card

*
Filed herewith.

**
Previously filed.

***
To be filed by amendment.

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EXPLANATORY NOTE
  Item 21. Exhibits
SIGNATURES
Index to Exhibits